UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On August 1, 2006, Emulex Communications Corporation (the “Company”), formerly known as Aarohi Communications, Inc. and a wholly-owned subsidiary of Emulex Corporation, a Delaware corporation, entered into an Amendment No. 4 to Sublease Agreement (the “Amendment”) with WJ Communications Inc., as successor by merger to Watkins Johnson Company (the “Sublessor”) amending that certain Sublease Agreement, dated July 26, 2001, as amended by Amendments No. 1 through 3 thereto (as amended, the “Lease”), in connection with a portion of a building located at 405 River Oaks Parkway, San Jose, California (the “Premises”).
     Pursuant to the terms of the Amendment, effective July 28, 2006 (the “Effective Date”):
          (i) the Premises shall be increased from approximately 15,201 square feet to 25,842 square feet,
          (ii) the term of the Lease is extended for the longer of twelve months from August 1, 2006 or three months following notice of termination, and
          (iii) The monthly rental rate is $1.35 per square foot per month (full service gross). As a result of the additional square footage, the monthly aggregate base rent is increased from approximately $21,000 per month to $34,886.70 per month.
          The foregoing is a summary description of certain terms of the Amendment and is qualified in its entirety by the text of the Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

Exhibit Number	Exhibit Title or Description

10.1	Amendment No. 4 to Sublease Agreement by and between Emulex Communications Corporation and WJ Communications Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: August 2, 2006	By:	/s/ PAUL F. FOLINO
Paul F. Folino,
Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Amendment No. 4 to Sublease Agreement by and between Emulex Communications Corporation and WJ Communications Inc.